As filed with the Securities and Exchange Commission March 22, 2007

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Commission File Number 333-126746

POWER TECHNOLOGY, INC.
(Exact name of small Business Issuer as specified in its charter)

NEVADA	88-0395816
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)
541710
(Primary Standard Industrial Classification Code)
5300 Memorial Drive, Suite 700
Houston, Texas	77007
(Address of principal executive offices)	(Zip Code)

(713) 621-4310
Issuer’s telephone number, including area code

BERNARD J. WALTER
CHIEF EXECUTIVE OFFICER AND PRESIDENT
POEWR TECHNOLOGY, INC.
5300 MEMORIAL DRIVE, SUITE 700
HOUSTON, TEXAS 77007

Copies to:

ROBERT D. AXELROD, ESQ.
AXELROD, SMITH & KIRSHBAUM, P.C.
5300 MEMORIAL DRIVE, SUITE 700
HOUSTON, TEXAS 77007
(713) 861-1996

Approximate date of proposed sale to the public: from time to time after the effective date of this registration statement, as shall be determined by the selling shareholders identified herein.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for such offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Explanatory Note

On July 21, 2005, Power Technology, Inc. (the “Registrant”) filed a registration statement on Form S-8 (File Number 333-126746) to register 5,000,000 shares of the Registrant’s common stock under the Registrant’s 2005 Stock Option, SAR and Stock Bonus Plan (the “Registration Statement”).

The sole purpose of this post-effective amendment is to de-register any of the remaining shares of common stock that were registered but will not be issued in connection with the Registrant Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of March 2007.

POWER TECHNOLOGY, INC.

By:	/s/ Bernard J. Walter
Bernard J. Walter
President and Chief Executive Officer

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature		Title	Date

By:	/s/ Bernard J. Walter	Chairman of the Board, Director, President, Chief Executive Officer,	March 21, 2007
	Bernard J. Walter	Chief Financial Officer, and Principal Accounting Officer

By:	/s/ F. Bryson Farrill	Director	March 21, 2007
F. Bryson Farrill

By:	/s/Thomas J. Hopwood	Director	March 21, 2007
Thomas J. Hopwood